UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 17, 2006

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 17, 2006, Google Inc. approved the annual base salaries (effective as of January 1, 2006) of Google’s executive officers after a review of performance and competitive market data. The table below sets forth the annual base salary levels for 2005 and 2006 for the following executive officers of Google:

NAME AND POSITION	YEAR	BASE SALARY
Eric Schmidt	2006	$1
Chairman of the Executive Committee and Chief Executive Officer	2005	$1

Sergey Brin	2006	$1
President of Technology	2005	$1

Larry Page	2006	$1
President of Products	2005	$1

David Drummond	2006	$250,000
Senior Vice President of Corporate Development and General Counsel	2005	$175,000

Omid Kordestani	2006	$250,000
Senior Vice President of Worldwide Sales and Field Operations	2005	$175,000

George Reyes	2006	$250,000
Senior Vice President and Chief Financial Officer	2005	$175,000

Shona Brown	2006	$250,000
Senior Vice President of Business Operations	2005	$175,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: January 23, 2006	/s/ Eric Schmidt
Eric Schmidt Chairman of the Executive Committee and Chief Executive Officer